       ________________________________________________________________




                                    MORTGAGE
                                      AND
                               SECURITY AGREEMENT


                                       BY

                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,
                  not in its individual capacity but solely as
                                 Owner Trustee

                                       TO

                             THE BANK OF NEW YORK,
                                as Note Trustee







       ________________________________________________________________

                  Prepared by and upon Recordation Return to:


                             Winston & Strawn
                             35 West Wacker Drive
                             Chicago, IL  60604

                       Attention:  Andrew H. Connor, Esq.

                                                                TABLE OF CONTENTS
                                                                -----------------


ARTICLE                                                                                                     PAGE
- -------                                                                                                     ----
I    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

II   The Notes.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

III  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

IV   Remedies in Case of Event of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

V    Authorization to Execute Instruments, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

VI   Title Upon Sale:  Receipt of Sufficient Discharge
     to Purchaser   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

VII  Purchase of the Property by the Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

VIII Sale a Bar Against the Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

IX   Waiver of Appraisement, Valuation, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

X    Appointment of Receiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

XI   Possession, Management and Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

XII  Application of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

XIII Remedies, etc., Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

XIV  No Waiver, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

XV   Performance by Kmart as Lessee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

XVI  Right of Beneficiary to Perform Covenants, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

XVII Additional Instruments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

XVIII Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

XIX  Terms Subject to Applicable Law; Separability  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

XX   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

XXI  No Recourse  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

XXII Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE                                                                                                        PAGE
- -------                                                                                                        ----
XXIII  Substitution of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

XXIV   Transfer of the Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

XXV    Terms Subject to Note Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

XXVI   Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

                        MORTGAGE AND SECURITY AGREEMENT


   MORTGAGE AND SECURITY AGREEMENT (this "Mortgage"), dated as of December 15, 1993, from the party set forth as the Owner Trustee on the signature page hereof (the "Owner Trustee"), having its principal office at 777 Main Street, Hartford, Connecticut 06115, to The Bank of New York, as Note Trustee pursuant to the Note Indenture (the "Beneficiary") having an address at 101 Barclay Street, New York, New York 10286, for the benefit of any Noteholder.

                             W I T N E S S E T H :

   TO SECURE the payment of an indebtedness in the principal sum of Six Million Two Hundred Fifty-Seven Thousand Seven Hundred Thirty-Seven Dollars ($6,257,737) in lawful money of the United States of America, to be paid with interest according to the terms of the Series X Note, Series Y Note and Series Z Note dated as of the date hereof in the aggregate principal sum of $6,257,737 (the "Loan Amount"), given by the Owner Trustee to the Noteholders (individually, the "Series X Note", the "Series Y Note" and the "Series Z Note" and collectively, the "Notes") and all other obligations, liabilities or sums due or to become due under this Mortgage, the Note Indenture or the Notes, as hereinafter defined, including, without limitation, interest on said obligations, liabilities or sums, and, any premium due hereunder, and the performance of all other covenants, obligations and agreements contained herein;

   NOW, THEREFORE, THIS MORTGAGE WITNESSETH, that in consideration of the aforesaid indebtedness and the trust referred to and created below, the Owner Trustee hereby irrevocably mortgages, grants, bargains and sells, conveys and confirms unto the Beneficiary and its successors and assigns its and the Owner Participant's entire right, title and interest in and to the following property and rights now owned or held or hereafter acquired by the Owner Trustee or the Owner Participant (collectively, the "Property"):

        a. the parcel of land more particularly described in Exhibit A (the "Land"),

        b. all buildings, structures and other improvements presently situated, or hereafter constructed, on the Land (collectively, the "Improvements");

        c. all easements, rights and appurtenances relating to either the Land or the Improvements; and

        d. all equipment, machinery, fixtures, and other items of property, including all components thereof, now or hereafter located in, on or used in connection with, the Improvements or necessary to the operation or maintenance thereof, which are now or hereafter owned by the Owner Trustee, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, refrigerating, ventilating, waste-disposal, air-cooling and air-conditioning apparatus, sprinkler systems and fire and theft protection equipment and which are hereby deemed by the parties hereto to constitute real estate under the laws of the State, together with all replacements, modifications, alterations and additions thereto (collectively, the "Fixtures"), in which the Owner Trustee further grants to the Beneficiary a security interest. The term "Fixtures" shall not include (nor shall any of the proceeds of the sale of the Notes be utilized to pay the cost of), however, any of the machinery, equipment, tenant improvements and trade fixtures, furniture, furnishings and other personal property installed by lessees or occupants in, on, or about the Property;

        e. all proceeds of any insurance policies covering the Improvements or the Fixtures, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damages to the Land, the Improvements, or the Fixtures; and

        f. all awards or payments which may heretofore or hereafter be made with respect to the Land, the Improvements or the Fixtures to the extent actually received by the Owner Trustee from the exercise of the right of eminent domain or for any injury to or decrease in the value of the Land, the Improvements or the Fixtures;

SUBJECT, HOWEVER, to the Lease, to Kmart's rights as lessee under the Lease and to the other Permitted Liens, if any, and excluding all Excepted Payments and Excepted Rights.

   TO HAVE AND TO HOLD the Property unto the Beneficiary and its successors and assigns, forever.

   PROVIDED ALWAYS, that if the Owner Trustee shall well and truly pay to the Note Trustee for the benefit of the Noteholders the debt secured hereby at the time and in the manner provided in the Notes, the Note Indenture and this Mortgage then these presents and the estate hereby granted shall cease and be void.

        This Mortgage is (a) a mortgage of real property and (b) a security agreement covering the Fixtures under the State Uniform Commercial Code. Upon the occurrence of an Event of Default hereunder the Beneficiary shall, in addition to other rights and remedies granted to it, have all the rights granted to secured parties pursuant to the State Uniform Commercial Code.

        The Owner Trustee, for itself and for its successors and assigns, covenants and agrees with the Beneficiary, as follows:


                                   ARTICLE I.

        A. Definitions. As used in this Mortgage, the following capitalized terms have the respective meanings set forth after them:

        Beneficiary - The Bank of New York, a New York banking corporation, not in its individual capacity, but solely as trustee under the Note Indenture, its successors and assigns, for the benefit of any Noteholder.

        Default - Any condition or event which constitutes an Event of Default hereunder either with or without notice or lapse of time, or both.

        Delinquent Rate - with respect to each Note, 1% per annum over the interest rate of such Note.

        Excepted Payments - As defined in the Note Indenture.

        Excepted Rights - As defined in the Note Indenture.

        Event of Default - As defined in Article III hereof.

        Fixtures - As defined in the granting clause hereof.

        Improvements - As defined in the granting clause hereof.

        Kmart - Kmart Corporation, a Michigan corporation, its successors and assigns.

        Land - As defined in the granting clause hereof.

        Lease - A lease of the Land, Improvements, Fixtures and easements appurtenant thereto, of even date herewith, between the Owner Trustee, as lessor, and Kmart, as lessee, as at the time supplemented or amended.

   Loan Amount - Has the meaning set forth in the Securing clause hereof.

   Maturity Date - December 31, 2018.

   Mortgage - This Mortgage and Security Agreement.

   Note Indenture - That certain Trust Indenture, Assignment of Leases and Rents and Security Agreement of even date herewith by and between the Owner Trustee and the Note Trustee pursuant to which the Notes were issued.

   Note Trustee - The Bank of New York, in its capacity as trustee under the
Note Indenture.

   Noteholders - The holders of the Notes, their successors and assigns.

   Notes - As defined in the securing clause hereof.

   Owner Participant - RETRAM, Inc., a Delaware corporation, its successors and assigns having an address at 1300 Indian Wood Circle, Maumee, Ohio 43537.

   Owner Trustee - Shawmut Bank Connecticut, National Association, a national banking association, not in its individual capacity but solely in its capacity as trustee under the Trust Agreement, its successors and assigns.

   Permitted Liens - As defined in Article 19 of the Lease.

   Property - As defined in the granting clause hereof.

   Purchase Agreement - That certain Agreement for Sale of Real Estate dated of even date herewith, among Kmart, the Owner Participant, the Remainder Purchaser, the Owner Trustee and certain other parties.

   Remainder Purchaser - FGHK, Ltd., A Wyoming Limited-Liability Company, its successors and assigns.

   Rent Payment Date - As defined in the Lease.

   Series X Note - The Series X Note of even date herewith given by the Owner Trustee.

   Series Y Note - The Series Y Note of even date herewith given by the Owner Trustee.

   Series Z Note - The Series Z Note of even date herewith given by the Owner Trustee.

   State - The state of the United States of America in which the Land is located.

   Substitute Assignment - As defined in Article XXIII hereof.

   Substitute Mortgage - As defined in Article XXIII  hereof.

   Substitute Mortgaged Property - As defined in Article XXIII hereof.

   Substitute Property - As defined in Article XXIII hereof.

   Transfer - A sale, transfer or conveyance shall be deemed to include: (a) an installment sales agreement wherein the Owner Trustee agrees to sell the Property or any part thereof; (b) an agreement by the Owner Trustee leasing all or a substantial part of the Property, other than pursuant to the terms of the Lease, or a sale, assignment or other transfer of, or the grant of a security interest in, the Owner Trustee's right, title and interest in and to the Lease or the rent payable under the Lease (other than Permitted Liens of the type described in clause (a) of the definition thereof); and (c) any transfer, sale or conveyance which is not permitted by the terms of the Purchase Agreement.

   Trust Agreement - The Trust Agreement dated as of the date hereof between the Owner Trustee and the Owner Participant.


                                  ARTICLE II.

   2.  The Notes.

            2.1. Payment of the Notes. The Owner Trustee shall duly and punctually pay, or cause to be paid, the principal of, the interest due on and premium, if any, on the Notes in accordance with their terms. All payments shall be made in accordance with the terms of the Note Indenture.

            2.2. Prepayment of the Notes. The Notes shall be subject to prepayment on any Rent Payment Date only as set forth in Article 6 of the Note Indenture.


                                  ARTICLE III.

   3. Events of Default. An Event of Default under the Note Indenture for which an accelerating Noteholder shall be entitled to exercise remedies pursuant to Section 8.3 of the Note Indenture shall constitute an "Event of Default" hereunder.


                                  ARTICLE IV.

   4. Remedies in Case of Event of Default. Subject to the terms and conditions of the Note Indenture, if an Event of Default shall have occurred, the Beneficiary may proceed by suit or suits at law or in equity or by any other appropriate remedy to protect and enforce its rights hereunder, whether for the specific performance of any covenant or agreement contained herein, or for an injunction against the violation of any of the terms hereof, or in aid of the exercise of any right, power or remedy available to the Beneficiary, or to enforce the payment of the Notes, or to foreclose the lien of this Mortgage as against all or any part of the Property and to have all or any part of the Property sold, in any manner permitted by law, under the judgment or decree of a court or courts of competent jurisdiction, or otherwise, in all cases subject to the rights of the lessee under the Lease, provided no Event of Default under the Lease has occurred and is continuing. All rights of action under this Mortgage or in respect of the Notes may, if permitted by the Note Indenture and applicable law, be enforced by the Beneficiary without the possession of the Notes and without the production of the Notes or this Mortgage at any trial or other proceeding relative thereto. Any recovery or judgment in any such suit or proceeding shall be for the benefit of the Beneficiary. All costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Beneficiary in connection with any such suit or proceeding, together with interest thereon (to the extent permitted by law) computed at the Delinquent Rate (or the maximum rate permitted by law, whichever is the lower) from the date on which such costs or expenses are incurred to the date of payment thereof, shall constitute additional indebtedness secured by this Mortgage and shall be paid by the Owner Trustee to the Beneficiary on demand.


                                   ARTICLE V.

   5. Authorization to Execute Instruments, etc. The Owner Trustee irrevocably appoints the Beneficiary as its true and lawful attorney, which appointment is coupled with an interest and is irrevocable, in the Owner Trustee's name and stead and on its behalf, for the purpose of (a) executing on behalf of the Owner Trustee and filing continuation statements and any necessary amendments to all financing statements naming the Beneficiary as a secured party filed under any applicable Uniform Commercial Code and (b) if the Beneficiary is entitled to exercise remedies pursuant to Article IV hereof, effectuating any sale, assignment, transfer or delivery of the Property or any part thereof or any interest therein for the enforcement of this Mortgage whether pursuant to foreclosure, power of sale or otherwise.


                                  ARTICLE VI.

   6. Title Upon Sale: Receipt of Sufficient Discharge to Purchaser. Upon the sale of the Property or of any part thereof or of any interest therein pursuant to Article IV hereof, whether pursuant to foreclosure, power of sale or otherwise, the purchaser shall acquire good title thereto, free of the lien of this Mortgage and free of all rights of redemption, whether statutory, equitable or otherwise, in the Owner Trustee to the extent permitted by applicable law, but subject to the rights of the lessee under the Lease. The receipt of the officer making the sale under judicial proceedings or of the Beneficiary shall be sufficient discharge to the purchaser for the purchase money, and such purchaser shall not be obligated to see to the application thereof.


                                  ARTICLE VII.

   7. Purchase of the Property by the Beneficiary. The Beneficiary may be a purchaser of the Property or any part thereof or any interest therein at any sale thereof, whether pursuant to foreclosure, power of sale or otherwise, and may apply the indebtedness secured hereby to the purchase price.


                                 ARTICLE VIII.

   8. Sale a Bar Against the Owner Trustee. The sale of the Property or any part thereof or any interest therein, whether pursuant to foreclosure, power of sale or otherwise under this Mortgage shall forever bar any claim with respect thereto by the Owner Trustee.


                                  ARTICLE IX.

   9. Waiver of Appraisement, Valuation, etc. The Owner Trustee hereby waives, to the full extent it may lawfully do so, the benefit of all appraisement, valuation, stay, moratorium, statute of limitations, exemption from execution, extension and redemption laws now or hereafter in force and all rights of marshalling in the event of the sale of the Property or any part thereof or any interest therein. The Owner Trustee also hereby waives all errors, defects and imperfections in any proceeding instituted by the Beneficiary under this Mortgage.

                                   ARTICLE X.

   10. Appointment of Receiver. If the Beneficiary is entitled to exercise remedies under Article IV hereof, the Beneficiary shall, as a matter of right, be entitled, ex parte and without notice, or otherwise as may be permitted by law, to the appointment of a receiver or receivers of the Property or any part thereof, whether such receivership be incidental to a proposed sale thereof or otherwise, and the Owner Trustee hereby consents to the appointment of such a receiver or receivers and will not oppose any such appointment.


                                  ARTICLE XI.

   11. Possession, Management and Income. If the Beneficiary is entitled to exercise remedies under Article IV hereof, the Beneficiary, subject to any existing or prior rights of the lessee under the Lease and the rights of the Owner Trustee under the Note Indenture, without further notice, may enter upon and may take possession of the Property or any part thereof, in any manner permitted by law, by reasonable force, summary proceedings, ejectment or otherwise and may remove the Owner Trustee and all other persons and any and all property therefrom, and may hold, operate and manage the same, make all necessary or proper repairs, renewals, and replacements, and useful alterations, additions, betterments and improvements thereto and thereon as may seem advisable to the Beneficiary, and insure and reinsure the Property as may seem advisable to the Beneficiary, and may receive all earnings, income, rents, issues and proceeds accruing with respect thereto. The Beneficiary shall not be under any liability for or by reason of any such taking of possession, entry, removal or holding, operating or management. Any amounts so received by the Beneficiary shall be applied (a) to pay (i) the expenses of operating the Property and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments, improvements, taxes, assessments, insurance premiums, reasonable compensation for the services of all attorneys, advisors, brokers, receivers, agents and other employees engaged or employed by it or by the Beneficiary and all other costs and expenses of entering a bond and taking possession of and holding the Property, and (ii) any lien prior to the lien of this Mortgage which the Beneficiary may consider it necessary or desirable to discharge and then (b) in the manner provided in Article XII.


                                  ARTICLE XII.

   12. Application of Proceeds. The proceeds of (a) the operation and management of the Property pursuant to Article XI hereof (after application in accordance with clause (a) of

Article XI hereof), (b) any sale of the Property or any interest therein, whether pursuant to foreclosure, power of sale or otherwise, and (c) any insurance policies or condemnation awards or any other sums retained by the Beneficiary upon the occurrence of an Event of Default hereunder, shall be applied pursuant to the Note Indenture.


                                 ARTICLE XIII.

   13. Remedies, etc., Cumulative. Each legal, equitable or contractual right, power or remedy of the Beneficiary now or hereafter provided herein or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy, and the exercise or beginning of the exercise by the Beneficiary of any one or more of such rights, powers and remedies shall not preclude the simultaneous or later exercise of any or all such other rights, powers and remedies.


                                  ARTICLE XIV.

   14. No Waiver, etc. No failure by the Beneficiary to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach hereof shall constitute a waiver of any such term or of any such breach. Subject to the provisions of Section 8.10 of the Note Indenture, no acceptance of the payment of any sums due on the Notes during the continuance of any Default shall constitute a waiver thereof. No waiver of any breach shall affect or alter this Mortgage which shall continue in full force and effect with respect to any other then-existing or subsequent breach.


                                  ARTICLE XV.

   15. Performance by the Lessee. Compliance by the lessee under the Lease with any provisions of the Lease which if done by the Owner Trustee would constitute compliance with provisions of this Mortgage shall be deemed compliance by the Owner Trustee with such provisions hereof. Performance by any lessee under the Lease of any of the Owner Trustee's obligations hereunder, whether or not pursuant to the Lease, shall be the equivalent of the Owner Trustee's performance thereof.


                                  ARTICLE XVI.

   16. Right of Beneficiary to Perform Covenants, etc. If the Owner Trustee shall fail to make any payment or to perform any act required to be made or performed hereunder and such failure shall not be cured within the applicable grace period, if any, the Beneficiary, without notice to or demand upon the Owner Trustee, subject to the lessee's rights under the Lease, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Owner Trustee and may enter upon the Property or any part thereof for such purpose and take all such action thereon as, in the Beneficiary's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of the lessee under the Lease. All sums so paid by the Beneficiary and all costs and expenses (including, without limitation, attorneys' fees and expenses) so incurred, together with a late charge thereon at the Delinquent Rate (or at the maximum rate permitted by law, whichever is the lower) from the date of payment or incurring, shall constitute additional indebtedness secured by this Mortgage and shall be paid by the Owner Trustee to the Beneficiary on demand.


                                 ARTICLE XVII.

   17. Additional Instruments. The Owner Trustee, at its expense, will execute, acknowledge, secure and deliver all such instruments and take all such action as the Beneficiary from time to time may reasonably request for the better assuring of the properties and rights now or hereafter subjected to the security of this Mortgage or intended so to be.


                                 ARTICLE XVIII.

   18. Defeasance. This Mortgage and the lien created hereby shall terminate after (a) the payment in full of (i) the principal of, interest due on and premium, if any, on the Notes, and (ii) all other sums secured hereby or (b) deposit with the Note Trustee of all sums to be deposited pursuant to Section 3.1(c) of the Note Indenture. Upon such termination, the Beneficiary, at the Owner Trustee's expense, shall execute and deliver such instruments of release, satisfaction and termination in proper form for recording or filing, as may be appropriate to evidence the release of (i) the Property from the lien created hereby and (ii) any other security held by the Beneficiary and such satisfaction and termination, and such instruments, when duly executed, recorded and filed, shall conclusively evidence the release, satisfaction and termination of this Mortgage. Upon written request, the Beneficiary shall give or cause to be given to the then lessee under the Lease notice of such termination, release and satisfaction.

                                  ARTICLE XIX.

   19. Terms Subject to Applicable Law; Separability. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law. If any term or provision of this Mortgage shall be held to be invalid, illegal or unenforceable, the validity of the other terms and provisions hereof shall in no way be affected thereby, and in the place of such invalid, illegal or unenforceable term or provision, there shall be substituted a like, but valid, enforceable and legal provision which comports to the findings of the court so holding and most nearly accomplishes the original intention of the parties.


                                  ARTICLE XX.

   20. Notices. All notices and other communications to the parties hereunder shall be in writing, and delivered in the manner and to the addresses set forth for such parties in the Note Indenture.


                                  ARTICLE XXI.

   21. No Recourse. Notwithstanding (a) the various covenants, agreements and undertakings of the Owner Trustee contained in the Notes or in this Mortgage and (b) any other provisions to the contrary contained herein or in the Notes, no recourse shall be had for the payment of the principal of, interest due on or premium, if any, on or in respect of this Mortgage, the Note Indenture, or the Notes, or any other indebtedness evidenced thereby, or for any claim based hereon or thereon or otherwise in respect hereof or thereof, or based on or in respect of this Mortgage, the Note Indenture or the Notes or any other instruments securing the payment of the indebtedness evidenced by the Notes, against either (a) the Owner Trustee, its successors or assigns, (b) Shawmut Bank Connecticut, National Association (or any entity acting as successor trustee, co-trustee or separate trustee under the Trust Agreement) or (c) any present or future shareholder, director, officer, employee, incorporator, individual or partner, general or limited, of the Owner Trustee, in any such case, under any rule of law, statute or otherwise, or by the enforcement of any assessment, penalty or deficiency judgment, it being expressly understood that all such liability of (a) the Owner Trustee and its successors or assigns and
(b) any present or future shareholder, director, officer, employee, incorporator, individual or partner, general or limited, of the Owner Trustee, in each case, is hereby expressly waived and released as a condition of, and as consideration for, the execution of this Mortgage, the Note Indenture, and the Notes; provided, however, that this provision shall not (a) impair in any way the effectiveness of this Mortgage, the Note Indenture or the Notes, (b) prevent the failure to make any payment in respect of the indebtedness evidenced by the Notes from being a default under this Mortgage, the Note Indenture or the Notes, (c) prevent recourse to (but solely to) the Property or any part thereof and any proceeds thereof, exclusive of any Excepted Payments, including, but not limited to, from and after the occurrence of an Event of Default hereunder, rents, issues and profits therefrom or any bank accounts or other tangible or intangible assets into which said rents, issues and profits are readily identifiable or
(d) limit the right of any person to name the Owner Trustee or any transferee of any interest in the Property as a party defendant in any action or suit for a judicial foreclosure of or in the exercise of any other remedy under the Notes or under this Mortgage, so long as no judgment in the nature of a deficiency judgment shall be asked for or (if obtained) enforced against the Owner Trustee or such transferee.


                                 ARTICLE XXII.

   22. Miscellaneous. This Mortgage (a) may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought and (b) shall be binding upon the Owner Trustee, its successors and assigns, and all persons claiming under or through the Owner Trustee or any such successor or assign, and shall inure to the benefit of and be enforceable by the Beneficiary and its successors and assigns. The headings in this Mortgage are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. If any of the provisions of this Mortgage or of the Notes shall require, or shall be deemed or adjudicated to require, the payment, or to permit the collection, of interest in excess of the maximum rate permitted by law, the Owner Trustee shall not be obligated to pay, nor shall the Beneficiary be permitted to collect, interest in excess of the amount permitted by law, and the provisions of this sentence shall supersede any conflicting provisions contained herein or in the Notes. This Mortgage shall be governed by and construed in accordance with the laws of the State. This Mortgage may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

   22.1. Certain Matters Relating to Property Located in the State of Florida. With respect to a Property located in the State of Florida, notwithstanding anything contained herein to the contrary, it is agreed that any additional sum or sums advanced by the then holder of the Notes to or for the benefit of the Owner Trustee or the Owner Trustee's permitted assignees, whether such advances are obligatory or are made at the option of the Beneficiary, or otherwise, at any time within 20 years from the date of this Mortgage, with interest thereon at the rate agreed upon at the time of each additional loan or advance, shall be equally secured with and have the same priority as the Notes and be subject to all of the terms and provisions of this Mortgage, whether or not such additional loan or advance is evidenced by a promissory note of the Owner Trustee and whether or not identified by a recital that it is secured by this Mortgage; provided that the aggregate amount of outstanding debt so secured at any one time shall not exceed the sum of $300,000,000, plus interest and disbursements made for the payment of taxes, levies or insurance on the Property with interest on such disbursements. It is understood and agreed that this future advance provision shall not be construed to obligate the Beneficiary to make any such additional loans or advances. It is further agreed that any additional note or notes executed and delivered under this future advance provision shall be included in the words "Note" or "Notes" wherever either appears in the context of this Mortgage. The Owner Trustee, for itself and its successors in title and its successors and permitted assigns, hereby expressly waives and relinquishes any rights granted under
Section 697.04 of the Florida Statutes, or otherwise, to limit the amount of indebtedness that may be secured by this Mortgage at any time during the term of this Mortgage. The Owner Trustee further covenants not to file for record any notice limiting the maximum principal amount that may be secured by this Mortgage and agrees that any such notice, if filed, shall be null and void and, except as hereinafter provided, of no effect. Notwithstanding the foregoing covenant, in the event that the Owner Trustee or its successor in title files for record any notice limiting the maximum principal amount that may be secured by this Mortgage in violation of the foregoing covenant, the secured indebtedness shall, at the option of the Beneficiary, become immediately due and payable.

        22.2. Certain Matters Relating to Property Located in the State of Georgia. With respect to a Property located in the State of Georgia, notwithstanding anything contained herein to the contrary:

        (a) The "PROVIDED ALWAYS" paragraph on page 2 hereof shall be deleted in its entirety and the following provisions shall be inserted in its place:

                This Deed is intended to operate and is to be construed as a deed passing the title to the Property to the Beneficiary and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage, and is given to secure the payment of the Notes, the final payment on which is due in accordance with the terms of the Notes, unless otherwise extended pursuant to the terms of the Notes, together with any and all renewals, modifications, consolidations and extensions of the indebtedness evidenced thereby, together with the debt, and together with any and all additional advances made by Beneficiary to protect or preserve the Property or the security interests created hereby on the Property, or for taxes, assessments or insurance premiums as herein provided or for the performance of any of the Owner Trustee's obligations hereunder or for any other purpose provided herein (whether or not the original Owner Trustee remains the owner of the Property at the time of such advances).

                Should the debt secured hereby be paid according to the tenor and effect thereof when the same become due and payable, and should the Owner Trustee perform all covenants contained in this Mortgage in a timely manner, then this Mortgage shall be cancelled and surrendered.

      (b) The term "Mortgage" as used herein shall mean this Deed as originally executed or as it may hereafter from time to time be supplemented, amended, modified or extended by one or more indentures supplemental hereto.

      (c) If an Event of Default shall have occurred, the Beneficiary may sell the Property or any part of the Property at one or more public sales before the door of the courthouse of the county in which the Property or any part of the Property is situated, to the highest bidder for cash, in order to pay the debt, and all expenses of sale and of all proceedings in connection therewith, including reasonable attorneys' fees, after advertising the time, place and terms of sale once a week for four weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff's sales are advertised in said county. At any such public sale, the Beneficiary may execute and deliver to the purchaser a conveyance of the Property or any part of the Property in fee simple, with full warranties of title and, to this end, the Owner Trustee hereby constitutes and appoints the Beneficiary the agent and attorney-in-fact of the Owner Trustee to make such sale and conveyance, and thereby to divest the Owner Trustee of all right, title and equity that the Owner Trustee may have in and to the Property and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon the Owner Trustee. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby or by law for the collection of the debt, and shall not be exhausted by one exercise thereof, but may be exercised until full payment of all of the debt.
In the event of any sale under this Mortgage by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceedings or otherwise, the Property may be sold as an entirety or in separate parcels and in such manner or order as the Beneficiary, in its sole discretion, may elect, and if the Beneficiary so elects, the Beneficiary may sell the personal property covered by this Mortgage at one or more separate sales in any manner permitted by the State Uniform Commercial Code, and one or more exercises of the powers herein granted shall not extinguish nor exhaust such powers, until the entire Property is sold or the debt is paid in full.

    (d) The Owner Trustee warrants that: (a) the Owner Trustee's name, identity or corporate or partnership or trust structure and residence or principal place of business are as first set forth hereinabove; (b) the Owner Trustee has been using or operating under such name, identity or corporate or partnership or trust structure without change for less than one year; and (c) the location of the Fixtures and equipment is upon the Property. The Owner Trustee covenants and agrees that it will furnish the Beneficiary with notice of any changes in the matters addressed by clause (a) or (c) of this paragraph within 30 days of the effective date of such change and the Owner Trustee will promptly execute any financing statements or other instruments deemed necessary by the Beneficiary to prevent any filed financing statement from becoming misleading or losing its perfected status.

    The information contained in this paragraph is provided in order that this Mortgage shall comply with the requirements of the State Uniform Commercial Code for instruments to be filed as financing statements. The name of the "Debtor" and the "Secured Party", the identity of the corporate or partnership structure and residence or principal place of business of "Debtor", and the time period for which "Debtor" has been using or operating under such name and identity or corporate or partnership structure without change, and the mailing address of the "Secured Party" from which information concerning the security interest may be obtained, and the mailing address of "Debtor", are as set forth herein and a statement indicating the types or describing the items of collateral is set forth above.

      (e) As this instrument is a deed passing legal title pursuant to the laws of the State of Georgia, and is not a mortgage, whenever reference herein is made to the "lien of this Mortgage", or words of similar import, such words shall be construed as meaning the security title and interest created and conveyed by this Deed.

      (f) Whenever reference is made herein to "reasonable attorneys' fees" or similar words, such references shall mean attorneys' fees computed based upon the attorneys' normal hourly rates and the amount of time expended, and not the statutory attorneys' fees provided by Official Code of Georgia Annotated
  Section 13-1-11.

   22.3. Certain Matters Relating to Property in the State of Illinois. With respect to a Property located in the State of Illinois, notwithstanding anything contained herein to the contrary:

        (a)   COMPLIANCE WITH ILLINOIS MORTGAGE FORECLOSURE LAW.

              (i) If any provision in this Mortgage is determined to be inconsistent with any provision of the Illinois Mortgage Foreclosure Law (Chapter 110, Paragraphs 15-1101 et seq., Illinois Revised Statutes) (the "IMFL"), the provisions of the IMFL shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provisions of this Mortgage that can be construed in a manner consistent with the IMFL.

              (ii) If any provision of this Mortgage shall grant to the Beneficiary any rights or remedies upon an Event of Default which are more limited than the rights that would otherwise be vested in the Beneficiary under the IMFL in the absence of such provision, the Beneficiary shall be vested with the rights granted in the IMFL to the full extent permitted by law.

              (iii) Without limiting the generality of the foregoing, all expenses incurred by the Beneficiary to the extent reimbursable under Paragraphs 15-1510 and 15-1512 of the IMFL, whether incurred before or after any decree or judgment of foreclosure, and whether enumerated in this Mortgage, shall be added to the indebtedness secured by this Mortgage or by the judgment of foreclosure.

                (iv) Without limiting the generality of the foregoing, this Mortgage also secures all future advances made pursuant to the terms of this Mortgage or the other Owner Trustee Documents made after this Mortgage is recorded, including but not limited to all monies so advanced by the Beneficiary in accordance with the terms of this Mortgage to (A) preserve or restore the Property, (B) preserve the lien of this Mortgage or the priority thereof or (C) enforce this Mortgage, and, to the full extent permitted by subsection (b)(5) of Section 15-1302 of the IMFL or other law, shall be a lien from the time this Mortgage is recorded.

       (b) WAIVER OF STATUTORY RIGHTS. The Owner Trustee acknowledges that the transaction of which this Mortgage is a part is a transaction which does not include either agricultural real estate (as defined in Paragraph 15-1201 of the IMFL), or residential real estate (as defined in Paragraph 15-1219 of the IMFL), and to the full extent permitted by law, voluntarily and knowingly waives the Owner Trustee's rights to reinstatement and redemption as allowed under Paragraph 15-1601(b) of the IMFL, and to the full extent permitted by law, the benefits of all present and future valuation, appraisement, homestead, exemption, stay, redemption and moratorium laws under any state or federal law.

       (c) THIS INSTRUMENT IS EFFECTIVE AND SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING WITH RESPECT TO ALL GOODS WHICH ARE OR ARE TO BECOME FIXTURES INCLUDED WITHIN THE Property AND IS TO BE FILED FOR RECORD OR REGISTERED IN THE REAL ESTATE RECORDS OF IN THE COUNTY IN WHICH THE LAND WAS LOCATED. THE ADDRESS OF THE BENEFICIARY [SECURED PARTY] AND THE MAILING ADDRESS OF The Owner Trustee [DEBTOR] ARE SET FORTH WITHIN. A PHOTOGRAPHIC OR OTHER REPRODUCTION OF THIS INSTRUMENT OR ANY FINANCING STATEMENT RELATING TO THIS INSTRUMENT SHALL BE SUFFICIENT AS A FINANCING STATEMENT.

       (d) The Owner Trustee and the Beneficiary intend that this Mortgage shall secure not only sums advanced as of the date hereof but also all advances provided for in the Notes and in this Mortgage; provided, however, that the maximum amount secured by this Mortgage shall in no event exceed $300,000,000.

   22.4 Certain Matters Relating to Property Located in the State of New York. With respect to a Property located in the State of New York, notwithstanding anything contained herein to the contrary:

      (a) The Owner Trustee represents that this Mortgage does not encumber property principally improved or to be improved by one or more structures containing in the aggregate not more than six residential dwelling units.

      (b) Pursuant to Section 13 of the lien law of New York, the Owner Trustee shall receive the advances secured hereby and shall hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of any improvements and shall apply such advances first to the payment of the cost of any such improvements on the Property before using any part of the total of the same for any other purpose.

   22.5. Certain Matters Relating to Property Located in the State of Ohio. With respect to a Property located in the State of Ohio, notwithstanding anything contained herein to the contrary, this Mortgage shall be an Open-End Mortgage, and the Owner Trustee and the Beneficiary intend that this Mortgage shall secure unpaid balances of loan advances (including any advances under the Note) made after this Mortgage is delivered to the recorder for record to the extent that the total unpaid loan indebtedness, exclusive of interest thereon, does not exceed the maximum amount of $300,000,000.00 which may be outstanding at any time and from time to time.

  Section 22.6  Certain Matters Relating to Property Located in Oklahoma.

  With respect to the Property which is located in the State of Oklahoma, notwithstanding anything contained herein to the contrary:

      a. Without in any way limiting the other provisions of this Mortgage, but in addition thereto and in amplification thereof, upon the occurrence of any Event of Default which has not been waived, the Owner Trustee hereby confers on the Beneficiary the power to sell the Property, and the interests of persons therein, in the manner and pursuant to the procedures set forth in the "Oklahoma Power of Sale Mortgage Foreclosure Act" (46 O.S. 40-49), as said Act may be amended from time to time, or pursuant to other applicable statutory or judicial authority. If no cure is effected within the statutory time limits, the Beneficiary may accelerate the indebtedness secured hereby without further notice (the aforementioned statutory cure period shall run concurrently with any contractual provision for notice before acceleration of debt) and may then proceed in the manner and subject to the conditions of the above-referenced statutes to send to the Owner Trustee and other necessary parties a notice of sale and may sell and convey the Property in accordance with the above-referenced laws. The Beneficiary may enforce this Mortgage by exercising said power of sale or at the Beneficiary's sole option by judicial foreclosure proceedings as provided by law. No action of the Beneficiary based upon the provisions contained herein or in the Oklahoma Power of Sale Mortgage Foreclosure Act, including, without limitation, giving of the notice of intent to foreclose by power of sale or the notice of sale, shall constitute an election of remedies which would preclude the Beneficiary from pursuing judicial foreclosure before or at any time after commencement of the power of sale foreclosure procedure. If the Beneficiary institutes judicial proceedings to enforce this Mortgage, the Owner Trustee hereby waives or does not waive, at the sole option of the Beneficiary, appraisement of the Property, said option to be exercised by the Beneficiary at the time judgment is rendered or at any time prior thereto. The Owner Trustee fully understands the consequences of conferring on the Beneficiary the above-described power of sale, and if the Beneficiary elects to enforce this Mortgage by exercising said power of sale, the Owner Trustee hereby expressly waives to the fullest extent permitted by law any right to a judicial hearing prior to the sale of the Property. As often as any proceedings may be taken to foreclose this Mortgage, whether pursuant to the power of sale herein conferred or by judicial proceedings, or to foreclose the security interest herein granted to the Beneficiary, the Owner Trustee agreed to pay to the Beneficiary, in addition to all other sums due, all costs and expenses, including reasonable attorney fees, incurred by the Beneficiary.

   Notwithstanding any provisions to the contrary contained in this Mortgage, the Owner Trustee shall not be required to pay the Oklahoma Real Estate Mortgage Tax to be paid upon the recording of this Mortgage as prescribed by and levied pursuant to 68 O.S. Section Section 1901-1910; provided, however, that the payment of said mortgage tax by the Beneficiary shall not affect the Owner Trustee's responsibility to pay all other fees, taxes and assessments as prescribed in this Mortgage.

   A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW THE BENEFICIARY TO TAKE THE PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE OWNER TRUSTEE UNDER THIS MORTGAGE.

     22.7 Certain Matters Relating to Property Located in the State of Rhode Island. With respect to a Property located in the State of Rhode Island, notwithstanding anything contained herein to the contrary, the Owner Trustee hereby grants the Property to the Beneficiary, WITH MORTGAGE COVENANTS, UPON THE STATUTORY CONDITION AND WITH THE STATUTORY POWER OF SALE.


                                   ARTICLE V.

   23.  Substitution of Property.

   23.1. Conditions for Substitution. In the event that Kmart substitutes a property for the Land, Improvements, Fixtures and easements appurtenant thereto in accordance with the terms of the Lease, the Owner Trustee shall substitute such property for the Land, Improvements, Fixtures and easements appurtenant thereto subject to the following conditions:

       (a) such substitution is made in accordance with Article 42 of the Lease;

       (b) the Owner Trustee grants a first-mortgage and security interest, subject to Permitted Liens, in and to such substitute property (the "Substitute Property") and the buildings, improvements, fixtures and personal property located thereon or used in the management, maintenance or operation thereof (collectively, the "Substitute Mortgaged Property") and the Beneficiary simultaneously therewith spreads the lien and security interest created by this Mortgage or grants a new mortgage to the Substitute Mortgaged Property (this Mortgage as so spread or the new mortgage as so issued is hereinafter referred to as the "Substitute Mortgage"). Upon the spreading of the lien or granting of a new mortgage to the Substitute Mortgaged Property by the Substitute Mortgage, the Property shall be released from the lien of this Mortgage;

       (c) the Substitute Mortgaged Property shall be subject to the lien of the Note Indenture and this Mortgage;

       (d) the Owner Trustee shall assign to the Beneficiary as Note Trustee under the Note Indenture the lease executed between the Owner Trustee and Kmart for such Substitute Mortgaged Property (the "Substitute Assignment");

       (e) the Substitute Mortgage shall be in form, scope and substance similar to this Mortgage, taking into consideration the local law, custom and practice of the state in which the Substitute Property is located and which shall preserve to the Beneficiary every substantive and procedural remedy available under this Mortgage and shall further be executed in a manner which will not result in the cancellation of any of the Notes; and

        (f) any substitution must be consistent with the substitution provisions of the Note Indenture.

   23.2. Documentation. In connection with the Substitute Mortgage, the Owner Trustee shall provide the Beneficiary with such other instruments and documents which the Beneficiary in its reasonable discretion determines are necessary to evidence or restate the indebtedness secured hereby and to perfect the lien of the Substitute Mortgage, such documents to include, but not be limited to all of the documents that the lessee under the Lease is required to provide under the Lease and the following documents:

        (a) such amendments to the Notes, as may be necessary to better evidence or acknowledge the indebtedness evidenced thereby in accordance with the local law, custom and practice in the state in which the Substitute Property is located and in accordance with the terms of the Lease; and

        (b) such other documents and evidence similar to the documents and evidence submitted to the Beneficiary in connection with the granting of this Mortgage.

   23.3. Substitution Not to Impair Payment. The Owner Trustee covenants and agrees that the grant of the Substitute Mortgaged Property and Substitute Assignment shall not in any way impair the obligation of the Owner Trustee to pay the outstanding principal amount of the Notes and to pay all other sums due under the Notes and Note Indenture and the terms of the Notes shall not be amended, modified or altered by any provisions contained in this Article XXIII.

   23.4. Expenses. The Owner Trustee shall, or shall cause Kmart to, pay all expenses in connection with the grant of the Substitute Mortgaged Property including, but not limited to, the fees and disbursements of counsel to the Beneficiary, environmental reports, appraisal fees, engineering fees, title insurance premiums, survey charges, mortgage and documentary stamp taxes, if any, note intangible taxes, if any, and recording charges.


                                  ARTICLE VI.

   24. Transfer of the Property. The Owner Trustee shall not Transfer the Property or any part thereof or permit the Property or any part thereof to be transferred except pursuant to Section 20M of the Purchase Agreement or in connection with the appointment of a successor Owner Trustee pursuant to Section 9 of the Trust Agreement.


                                  ARTICLE VII.

   25. Terms Subject to Note Indenture. Notwithstanding anything in this Mortgage to the contrary, (a) the Owner Trustee shall have all rights set forth, or reserved to it, in the Note Indenture, (b) the Beneficiary shall be subject to all limitations and restrictions applicable to the Note Trustee under the Note Indenture and (c) the terms set forth herein shall be subject to the terms and conditions of the Note Indenture, and to the extent any term set forth herein is inconsistent with the terms set forth in the Note Indenture, the terms of the Note Indenture shall govern.


                                 ARTICLE VIII.

   26. Payment of Expenses. Notwithstanding any provision contained herein, the Owner Trustee shall not be liable for any expense hereunder unless such amounts are provided to the Owner Trustee by Kmart; provided, however, that the Owner Trustee shall be obligated to demand payment of such amounts by Kmart if Kmart is obligated to pay such amounts pursuant to the Lease.

   IN WITNESS WHEREOF, the Owner Trustee has caused this Mortgage to be executed and attested by its proper officers thereunder duly authorized, as of the day and year first above written; the Beneficiary has executed the same in order that this Mortgage may qualify as a financing statement under the State Uniform Commercial Code as to such of the Property, if any, as constitutes personalty.

WITNESSED AND ATTESTED:               SHAWMUT BANK CONNECTICUT, NATIONAL
                                        ASSOCIATION, as the Owner
                                        Trustee, not in its individual
                                        capacity, but as Owner Trustee
                                        pursuant to the Trust Agreement
[SEAL]

__________________________            By:  _____________________________
Title: Assistant Secretary                 Name:
                                           Title:


                                      THE BANK OF NEW YORK, as Benefi-
                                        ciary, not in its individual
                                        capacity, but as Note Trustee
                                        pursuant to the Note Indenture
[SEAL]

__________________________            By:  _____________________________
Title: Assistant Secretary                 Name:
                                           Title:


This Instrument was Prepared by
and upon Recordation Return to:


Winston & Strawn
35 West Wacker Drive
Chicago, IL  60604
Attention:  Andrew H. Connor, Esq.

                                ACKNOWLEDGMENTS


STATE OF MICHIGAN  )
                   ) SS.:
COUNTY OF WAYNE    )


  On the ___ day of ______________, 1993, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at
__________________________________________________________; that he/she is the
____________________ of Shawmut Bank Connecticut, National Association, the corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by authority of the board of directors of said corporation.

                                          _____________________________
                                                   Notary Public


STATE OF MICHIGAN  )
                   ) SS.:
COUNTY OF WAYNE    )


  On the ___ day of ______________, 1993, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at
__________________________________________________________; that he/she is the
____________________ of The Bank of New York, the corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by authority of the board of directors of said corporation.


                                          _____________________________
                                                   Notary Public

                                   EXHIBIT A

                           (Description of the Land)

                                  EXHIBIT 4.5



                             SCHEDULE OF MATERIALLY


                              DIFFERENT PROVISIONS



OWNER TRUST         GEOGRAPHIC
  NUMBER       LOCATION OF PROPERTY                   MATERIALLY DIFFERENT PROVISIONS
- -----------    ---------------------     ---------------------------------------------------------
   1993-1      Crescent City, CA                                   None.
   1993-2      Folsom, CA                                          None.
   1993-3      Watertown, NY                                       None.
   1993-4      Galesburg, IL                                       None.
   1993-5      Kenai, AK                                           None.
   1993-6      Fairbanks, AK                                       None.
   1993-7      Marina, CA                                          None.
   1993-8      Carmel Mt., CA                                      None.
   1993-9      Manteca, CA                                         None.
  1993-10      Fairlea, WV                                         None.
  1993-11      Lorain, OH                                          None.
  1993-12      Yuma, AZ                                            None.
  1993-13      Ft. Myers, FL                                       None.
  1993-14      San Antonio, TX                                     None.
  1993-15      Tulsa, OK                                           None.
  1993-16      Austin, TX                                          None.
  1993-17      Forest Park, GA                                     None.
  1993-18      Santee, CA                                          None.
  1993-19      Moorpark, CA                                        None.
  1993-20      Exmore, VA                                          None.
  1993-21      Tustin, CA                                          None.
  1993-22      Perris, CA                                          None.
  1993-23      Warwick, RI                                         None.
  1993-24      Sunrise, FL                                         None.